Control No. **K813835**

STATE OF GEORGIA

Secretary of State

Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE
OF
EXISTENCE

I, Brian P. Kemp, Secretary of State and the Corporations Commissioner of the state of Georgia, hereby certify under the seal of my office that

INGEN TECHNOLOGIES, INC.

Domestic Profit Corporation

was formed or was authorized to transact business on 04/10/1998 in Georgia. Said entity is in compliance with the applicable filing and annual registration provisions of Title 14 of the Official Code of Georgia Annotated and has not filed articles of dissolution, certificate of cancellation or any other similar document with the office of the Secretary of State.

This certificate relates only to the legal existence of the above-named entity as of the date issued. It does not certify whether or not a notice of intent to dissolve, an application for withdrawal, a statement of commencement of winding up or any other similar document has been filed or is pending with the Secretary of State.

This certificate is issued pursuant to Title 14 of the Official Code of Georgia Annotated and is prima-facie evidence that said entity is in existence or is authorized to transact business in this state.

WITNESS my hand and official seal of the City of Atlanta and the State of Georgia on 11th day of February, 2011

Brian P. Kemp
Secretary of State

Certification Number: 6575310-1 Reference:
Verify this certificate online at http://corp.sos.state.ga.us/corp/soskb/verify.asp